Exhibit 10.7

DRONE AVIATION HOLDING CORP.

RESTRICTED STOCK AGREEMENT
(Non-Assignable)

________

____ Shares of Restricted Stock of
Drone Aviation Holding Corp.

THIS CERTIFIES that on ____, 20__, _____ (“Holder”) was granted _____ (___) shares of fully paid and non-assessable shares (“Shares”) of the Restricted Stock (par value $0.0001 per share) of Drone Aviation Holding Corp. (the “Corporation”), a Nevada corporation. A determination of the Board of Directors of the Corporation (the “Committee”) as to any questions which may arise with respect to the interpretation of the provisions of this award shall be final.

TERMS AND CONDITIONS. It is understood and agreed that the award evidenced by this agreement is subject to the following terms and conditions:

1. Vesting. The Shares shall vest upon the consummation of an equity and/or debt financing exceeding $3,725,000, provided that Holder remains continuously engaged as a director, officer or employee of, or consultant or advisor to, the Corporation from the date hereof through the applicable vesting date.

2. Regulatory Compliance and Listing. The issuance or delivery of any stock certificates representing Shares may be postponed by the Corporation for such period as may be required to comply with any applicable requirements under the federal securities laws, any applicable listing requirements of any national securities exchange, any rules, regulations or other requirements under any other law, or any rules or regulations applicable to the issuance or delivery of such Shares, and the Corporation shall not be obligated to deliver any such Shares to the Holder if delivery thereof would constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.

3. Investment Representations and Related Matters. The Holder hereby represents that the Shares awarded pursuant to this agreement are being acquired for investment purposes and not for resale or with a view towards distribution thereof. The Holder acknowledges and agrees that any sale or distribution of Shares may be made only pursuant to either (a) a registration statement on an appropriate form under the Securities Act of 1933, as amended (“Securities Act”), which registration statement has become effective and is current with regard to the Shares being sold, or (b) a specific exemption from the registration requirements of the Securities Act that is confirmed in a favorable written opinion of counsel, in form and substance satisfactory to counsel for the Corporation, prior to any such sale or distribution. The Holder hereby consents to such action as the Corporation deems necessary or appropriate from time-to-time to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or to implement the provisions of this agreement, including but not limited to placing restrictive legends on certificates evidencing Shares and delivering stop transfer instructions to the Corporation’s stock transfer agent.

4. No Right To Continued Employment; Forfeiture. This agreement does not confer upon the Holder any right to continued employment by the Corporation or any of its subsidiaries or affiliated companies, nor shall it interfere in any way with the right to the Holder’s employer to terminate employment at any time for any reason or no reason.

5. Construction. This agreement will be construed by and administered under the supervision of the Committee, and all determinations will be final and binding on the Holder.

6. Dilution. Nothing in this agreement will restrict or limit in any way the right of the Committee to issue or sell stock of the Corporation (or securities convertible into stock of the Corporation) on such terms and conditions as it deems to be in the best interests of the Corporation, including, without limitation, stock and securities issued or sold in connection with mergers and acquisitions, stock issued or sold in connection with any stock option or similar plan, and stock issued or contributed to any stock bonus or employee stock ownership plan.

7. Legends. The Shares shall bear a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OR COUNSEL, IN A REASONABLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS, OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

8. Notices. Any notice hereunder to the Corporation shall be addressed to it at Drone Aviation Holding Corp., 11651 Central Parkway #118, Jacksonville, FL 32224, Attention: CEO, and any notice hereunder to the Holder shall be addressed to the Holder at the last known home address shown in the records of the Corporation, subject to the right of any party hereto to designate another address at any time hereafter in writing.

9. Counterparts. This agreement may be executed in counterparts each of which taken together shall constitute one and the same instrument.

10. Governing Law. This agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Florida without reference to principles of conflicts of laws.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation caused this agreement to be executed by a duly authorized officer.

Dated: ______, 20__	DRONE AVIATION HOLDING CORP. By: ______________________________ Name: Title:

ACCEPTED AND ACKNOWLEDGED:

By:
Dated:	______, 20__

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